Exhibit 99.1

Press Release

RELM Wireless Corporation Announces Redemption of Public Warrants

WEST MELBOURNE, Florida, April 30, 2004 - RELM Wireless Corporation (OTC Bulletin Board: RELM - NEWS) today announced the redemption of all its outstanding public common stock purchase warrants (OTC Bulletin Board: RELMW - News) that were issued as part of the Company’s rights offering in March 2002. The warrants are redeemable at $0.10 per warrant. The redemption date for the warrants is May 31, 2004.

Under the terms of the warrants, the Company may redeem the warrants for $0.10 each when the closing price of the Company’s common stock exceeds 150% of the exercise price ($1.575) for 20 consecutive trading days. The price of the Company’s common stock currently meets that criterion. The warrants have an exercise price of $1.05. Each warrant will continue to be exercisable for one share of common stock at $1.05 per share until 5:00 p.m. (New York time) on May 30, 2004. After that date, the warrants shall no longer be exercisable, and holders will have the right to receive only the redemption price of $0.10 per warrant.

There were 2,982,859 warrants outstanding as of April 12, 2004. The exercise of all these warrants would generate approximately $2.9 million in net proceeds after paying Noble International Investments, Incorporated a commission equal to five percent (5%) of the exercise price of each warrant for serving as exclusive warrant solicitation agent. These proceeds could be utilized to further expand the Company’s digital development efforts. A portion of the proceeds may also be used to retire our convertible subordinated notes if they are not converted to common stock by the end of this calendar year. As of April 12, 2004, 467,448 shares of common stock had been issued as a result of the exercise of warrants, generating approximately $466,000 in net proceeds.

Questions and requests for information or assistance in connection with the exercise or redemption of the warrants should be directed to either of the following:

RELM Wireless Corporation

William P. Kelly, Chief Financial Officer

Telephone: (321) 984-1414

Facsimile: (321) 984-0168

American Stock Transfer & Trust Company

59 Maiden Lane

Plaza Level

New York, New York 10038

Telephone: 718-921-8208

Facsimile: 718-921-8335

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For more than 55 years, RELM Wireless Corporation has manufactured and marketed high-specification two-way communications equipment for use by public safety professionals and government agencies, as well as business-band radios for use in a wide range of commercial and industrial applications. Revolutionary advances include new low-cost digital portable two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under BK

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Radio, RELM and Uniden PRC brand names. The company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act Of 1995 and is subject to the safe-harbor created by such act. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital. Certain of these factors and risks, as well as other risks and uncertainties are stated in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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